 Berkshire Hills Reports Solid Fourth Quarter Earnings Growth

Quarterly Dividend Declared

Pittsfield, MA – January 24, 2011 – Berkshire Hills Bancorp, Inc. (BHLB) reported another solid quarter of earnings growth and strong asset quality metrics.  Core earnings per share reached $0.28 in the fourth quarter of 2010, representing growth of 12% over third quarter results.  Asset quality trends continued to improve and the loan loss provision covered net charge-offs.  For the quarter, GAAP earnings per share were $0.26 which included approximately $0.4 million in non-core charges relating to bank acquisitions.  Core and GAAP earnings for the fourth quarter 2010 were $3.9 million and $3.6 million, respectively.  For the year 2010, core earnings per share were $1.01, while GAAP earnings per share were $0.99.  The strong results for the quarter and year position Berkshire well for improving targeted earnings in 2011.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (revenue and expense comparisons are to prior year fourth quarter, unless otherwise noted)

•	12% increase in core earnings per share compared to prior quarter
•	12% net interest income growth
•	18% fee income growth
•	17% annualized loan growth
•	26% annualized deposit growth
•	3.30% net interest margin, compared to 3.05% in the fourth quarter of 2009
•	1% decrease in core non-interest expense (1% increase with merger related costs)
•	0.59% non-performing assets/total assets
•	0.37% annualized net loan charge-offs/average loans
•	233% allowance for loan losses/non-accruing loans
•	1.49% allowance for loan losses/total loans

YEAR 2010 FINANCIAL HIGHLIGHTS

•	11% net interest income growth
•	6% fee income growth
•	9% loan growth
•	11% deposit growth

BHLB – Berkshire Hills Bancorp	Page 1	www.berkshirebank.com

Michael P. Daly, President and Chief Executive Officer, stated, “We closed 2010 with our strongest quarterly core revenue growth of the year, on a seasonally adjusted basis.     Our results exceeded our expectations for the quarter and for the year, with strong business generation in all of our regions and very solid contributions from our new asset based lending and private banking teams.  This brought our full year core earnings per share to $1.01, before $0.02 in merger related charges.  We produced positive operating leverage throughout the year by combining revenue growth with expense control, including a 1% decrease in fourth quarter core expenses before merger charges.   Our asset quality has remained favorable, with improvements in major credit metrics in each quarter.  We also continued our New York expansion, with the opening of two new branches in the fourth quarter.  Our team has aggressively pursued growth and profitability initiatives in all business lines, producing high quality earnings and revenue growth for the year.”

“We recently announced agreements to acquire Rome Bancorp in New York and Legacy Bancorp in our hometown of Pittsfield, Massachusetts.  We expect to complete these acquisitions by midyear 2011, bringing our total assets above $4 billion, with more than 60 branch offices, including 24 in our fast growing New York region.  These transactions are expected to be immediately accretive to earnings per share and offer the promise of strong investment returns, improved performance metrics, and higher market share.  We have opportunistically reached out to potential merger partners and have demonstrated to these companies that we are an attractive partner and that our stock is desirable merger consideration.  These announcements have been well received by the investment community, and we will continue to seek out profitable merger opportunities in and around our northeastern markets.”

OUTLOOK

Berkshire expects to produce core earnings per share in the range of $1.40 - $1.50 in 2011.  This would represent growth in the range of nearly 40 – 50% over 2010 core results.  Berkshire is targeting organic core revenue growth in the range of 6-9%, while core non-interest expense growth is expected to be limited to the range of 3-5%.  Asset quality metrics are expected to continue to improve, including further reductions in the rate of net loan charge-offs to the 25-30 basis point range.  Core earnings growth will also benefit from completion of the pending acquisitions of Rome Bancorp and Legacy Bancorp.  Berkshire is targeting a return to a $2.00 annualized core EPS run rate by the end of 2012.  The Company expects to record some non-core transaction costs related to these mergers as charges against GAAP earnings, but the accounting for these anticipated charges depends on timing and other factors which are presently indeterminate. Berkshire will provide additional information about its 2011 outlook in its conference call on January 25.

BHLB – Berkshire Hills Bancorp	Page 2	www.berkshirebank.com

DIVIDEND DECLARED

The Board of Directors maintained the cash dividend on Berkshire’s common stock, declaring a dividend of $0.16 per share to stockholders of record at the close of business on February 10, 2011 and payable on February 24, 2011.   The $0.64 full year dividend in 2010 provided a 3.3% yield based on the average closing price of Berkshire’s common stock in 2010.

FINANCIAL CONDITION

Total assets increased by 3% in the fourth quarter and by 7% for the year, ending 2010 with a balance of $2.9 billion.  Asset growth was driven by loan growth of 4% for the quarter and 9% for the year.  These increases were funded by deposit growth, which measured 7% for the quarter and 11% for the year.  Liquidity remained strong, with loans/deposits improving to 97%.

Commercial loan growth of $174 million (17%) accounted for most of the loan growth in 2010.  Berkshire continues to improve its market share with high grade loan originations in all of its lending areas.   Berkshire’s new Asset Based Lending Group contributed $98 million in net new outstandings for the year.  It has also expanded the lending geography and diversified the Company’s industry exposure with strong and established new commercial relationships that are well known to the Group’s seasoned lending team.  The Company’s consumer lending also remained strong; the residential mortgage portfolio increased by 6% and the home equity loan portfolio increased by 7% for the year.

The level and trend of asset quality remained favorable through year-end 2010.  Non-performing assets decreased to 0.59% of total assets and accruing delinquent loans were 0.31% of total loans at year-end.  Annualized net loan charge-offs decreased to 0.37% of average loans in the fourth quarter, bringing the full year charge-off rate down to 0.42%.

Total deposits grew by 7% in the fourth quarter and by 11% for the year 2010.  Transaction account balances increased by 7%, reflecting the ongoing emphasis on low cost relationship based balances.  Most of the deposit growth resulted from higher money market balances, which increased by 34% during the year, including the benefit of new commercial and institutional accounts in the fourth quarter.  Berkshire has promoted money market accounts in the current low rate environment, which resulted in some shifting of balances from time deposits, which decreased by 4%.  Berkshire’s new Private Banking Group, located in Springfield, contributed nearly $50 million to deposit growth in 2010.  Berkshire opened its 11th New York office in September, adding its second Albany branch, and opened its 12th office in Latham, New York at the end of the year.  The Bank is moving forward to open its next office, located in Rotterdam, New York during the first half of 2011.

Capital remained strong at year-end 2010, with equity/assets at 13.5% and tangible equity/assets at 7.9%.  Tangible common equity increased by 3% in 2010, rising to $15.27 per share at year-end.  Total common equity measured $27.56 at year-end, and was little changed during the year.

BHLB – Berkshire Hills Bancorp	Page 3	www.berkshirebank.com

RESULTS OF OPERATIONS

Net income was $3.6 million ($0.26 per share) in the fourth quarter and $13.7 million ($0.99 per share) for the year 2010.  Results of operations were improved from a loss of $24.2 million ($1.75 per share) and $16.1 million ($1.52 per share) in the same periods of 2009, reflecting a higher loan loss provision recorded in last year’s fourth quarter.  Total pre-tax, pre-provision income increased by $6.4 million (32%) in 2010 compared to 2009, demonstrating the positive operating leverage from revenue growth and expense control.   The Company achieved this result while also absorbing the start-up losses of its successful expansion initiatives, including asset based lending, private banking, and de novo branches.  On a seasonally adjusted basis, revenue growth and profitability were the strongest in the final quarter, creating strong momentum for further gains in 2011.

Total core revenue increased by 13% in the fourth quarter and by 9% for the year 2010 compared to the same periods in 2009, reaching $108 million for the year 2010.  Revenue growth was primarily driven by higher net interest income, which increased by 12% in the fourth quarter and 11% for the year.  Net interest income was boosted by an increase in the net interest margin to 3.30% in the most recent quarter from 3.05% in the fourth quarter of 2009.   The margin improvement primarily reflected lower funding costs and included the benefit of borrowing and hedge restructurings and lower deposit costs.  The Company improved its margin while also maintaining its asset sensitive interest rate sensitivity, positioning it for further gains if interest rates begin to rise.  Interest income for 2010 also benefited from 6% growth in average earning assets between the first quarter and the final quarter, which primarily reflected the strong loan growth in the second half of the year.

Fee income increased by 18% for the fourth quarter and 6% for the full year of 2010 compared to 2009.  Full year results benefited from higher deposit, loan, and interest rate swap fee income, which offset lower wealth management and insurance fee income reflecting conditions in those markets.   Non-recurring charges to non-interest income in 2009 related to net costs of prepaying borrowings during the year.

The loan loss provision decreased for the quarter and the year in 2010 compared to 2009 due to last year’s fourth quarter loan initiative.  The provision slightly exceeded net loan charge-offs for both the quarter and the year in 2010.  Year-end 2010 loan loss allowance coverage remained strong at 1.49% of total loans and 233% of non-accruing loans.

Total non-interest expense decreased by 1% in the fourth quarter before non-core merger related charges, and increased by 1% including these charges.  Non-interest expense increased by 4% for the year.  Business expansion has contributed to expense growth, including the new asset based lending and private banking groups and de novo branches.  Compensation related expense increases have also included the restoration of incentive compensation and a decrease in compensation costs deferred or charged against non-interest income related to loan sales.  Expenses in 2009 included a special FDIC industry assessment totaling $1.3 million and professional services related to the loan initiative.  The 2010 effective income tax rate was 20% for the fourth quarter and 23% for the year.

BHLB – Berkshire Hills Bancorp	Page 4	www.berkshirebank.com

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. Eastern time on Tuesday, January 25, 2011 to discuss the results for the quarter and guidance for expected future results.

Information about the conference call follows:

Dial-in:	877-317-6789
Webcast:	www.berkshirebank.com (investor relations link)

A telephone replay of the call will be available through February 1, 2011 by calling 877-344-7529 and entering conference number: 447156.   The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank(SM).  The Company has $2.9 billion in assets and 42 full service branch offices in Massachusetts, New York, and Vermont.  The Company provides personal and business banking, insurance, wealth management, investment, private banking, and asset based lending services.  Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF). The Company currently has pending agreements to acquire Rome Bancorp, Inc. and Legacy Bancorp, Inc. For more information, visit www.berkshirebank.com or call 800-773-5601.

FORWARD LOOKING STATEMENTS

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

BHLB – Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

The proposed transactions with Rome Bancorp, Inc. and Legacy Bancorp, Inc. will be submitted to their stockholders for their consideration, and Berkshire’s stockholders are also expected to vote on the Legacy transaction. In connection with the proposed mergers, Berkshire will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 for each of the two entities being acquired that will include a Proxy Statement of the entity being acquired and a Proxy Statement/Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction.  Stockholders are urged to read these documents when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  A free copy of the Proxy Statement/Prospectus for each entity, as well as other filings containing information about Berkshire Hills, Rome, and Legacy, may be obtained at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp at www.berkshirebank.com under the tab “Investor Relations” or from Rome Bancorp’s website at www.romesavings.com under the tab “Corporate Info” or from Legacy Bancorp by accessing Legacy Bancorp’s website at www.legacy-banks.com under the tab “Investor Relations.”

BHLB – Berkshire Hills Bancorp	Page 6	www.berkshirebank.com

Under the terms of the Legacy Merger Agreement, Legacy and its advisors are permitted to solicit and consider acquisition proposals from third parties from the signing of the agreement through January 31, 2011.  It is not anticipated that any developments will be disclosed by either party with regard to this process unless Legacy’s Board of Directors makes a decision with respect to a potential superior acquisition proposal.  There can be no assurance that the solicitation of proposals will result in an alternative transaction.

Berkshire, Rome, and Legacy and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Rome Bancorp and Legacy Bancorp in connection with the proposed mergers.  Information about the directors and executive officers of Berkshire Hills Bancorp is set forth in the proxy statement for Berkshire Hills Bancorp’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 26, 2010.  Information about the directors and executive officers of Rome is set forth in the proxy statement, dated April 1, 2010, for Rome's 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Information about the directors and executive officers of Legacy Bancorp is set forth in the proxy statement for Legacy Bancorp’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2010.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus documents regarding the proposed mergers when they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

BHLB – Berkshire Hills Bancorp	Page 7	www.berkshirebank.com

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs.  Similarly, the efficiency ratio is also adjusted for these non-core items.  Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of shareholders.  The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.  In the first quarter of 2009, the Company adjusted core earnings per share and core return on tangible common equity to be net of preferred stock dividends.  These measures were not adjusted in this manner in the second quarter of 2009.  The second quarter deemed dividend was a nonrecurring non-cash charge with no impact on stockholders’ equity and did not reflect a core economic event in the Company’s view.   Additionally, the Company held cash at near-zero interest rates in the second quarter while it awaited the approval of the U.S. Treasury to repay the preferred stock.  Accordingly, the preferred stock cash dividend and accretion charges were viewed by the Company as non-core one-time charges against income available to common stockholders related to the process of repaying the preferred stock.  Other significant non-GAAP adjustments in 2009 related to a terminated merger agreement, borrowings prepayments, and the termination of an interest rate swap.  Non-GAAP adjustments in 2010 were primarily related to expense charges related to the pending Rome and Legacy mergers.

# # #

CONTACTS

Investor Relations Contact
David H. Gonci
Investor Relations Officer
413-281-1973

Media Contact
Elizabeth Mach
Marketing Officer
413-445-8390

BHLB – Berkshire Hills Bancorp	Page 8	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	December 31,	September 30,	December 31,
(In thousands)	2010	2010	2009
Assets
Cash and due from banks	$24,643	$26,817	$25,770
Short-term investments	19,497	11,565	6,838

Trading security	16,155	17,398	15,880
Securities available for sale, at fair value	310,242	315,213	324,345
Securities held to maturity, at amortized cost	56,436	57,476	57,621
Federal Home Loan Bank stock and other restricted securities	23,120	23,120	23,120
Total securities	405,953	413,207	420,966

Loans held for sale	1,043	3,445	4,146

Residential mortgages	644,973	638,829	609,007
Commercial mortgages	925,573	895,519	851,828
Commercial business loans	286,087	226,625	186,044
Consumer loans	285,529	293,136	314,779
Total loans	2,142,162	2,054,109	1,961,658
Less: Allowance for loan losses	(31,898)	(31,836)	(31,816)
Net loans	2,110,264	2,022,273	1,929,842

Premises and equipment, net	38,546	37,858	37,390
Other real estate owned	3,386	2,900	30
Goodwill	161,725	161,725	161,725
Other intangible assets	11,354	12,072	14,375
Cash surrender value of bank-owned life insurance	46,085	38,170	36,904
Other assets	58,220	68,407	62,438
Total assets	$2,880,716	$2,798,439	$2,700,424

Liabilities and stockholders' equity
Demand deposits	$297,502	$278,165	$276,587
NOW deposits	212,143	213,734	197,176
Money market deposits	716,078	609,255	532,840
Savings deposits	237,594	220,564	208,597
Total non-maturity deposits	1,463,317	1,321,718	1,215,200
Time deposits	741,124	747,029	771,562
Total deposits	2,204,441	2,068,747	1,986,762

Borrowings	244,837	293,812	291,204
Junior subordinated debentures	15,464	15,464	15,464
Total borrowings	260,301	309,276	306,668

Other liabilities	28,014	37,501	22,413
Total liabilities	2,492,756	2,415,524	2,315,843

Total stockholders' equity	387,960	382,915	384,581
Total liabilities and stockholders' equity	$2,880,716	$2,798,439	$2,700,424

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

	December 31, 2010	September 30, 2010	December 31, 2009	Annualized Growth %
(Dollars in millions)	Balance	Balance	Balance	Quarter ended December 31, 2010	Year to date

Total residential mortgages	$645	$639	$609	4%	6%

Commercial mortgages:
Construction	127	115	111	41	14
Single and multi-family	87	81	81	30	8
Commercial real estate	712	700	660	7	8
Total commercial mortgages	926	896	852	13	9

Commercial business loans:
Asset based lending	98	68	-	176	N/M
Other commercial business loans	188	158	186	76	1
Total commercial business loans	286	226	186	106	54

Total commercial loans	1,212	1,122	1,038	32	17

Consumer loans:
Home equity	226	225	212	2	7
Other	59	68	103	(53)	(43)
Total consumer loans	285	293	315	(11)	(10)
Total loans	$2,142	$2,054	$1,962	17%	9%

DEPOSIT ANALYSIS

	December 31, 2010	September 30, 2010	December 31, 2009	Annualized Growth %
(Dollars in millions)	Balance	Balance	Balance	Quarter ended December 31, 2010	Year to date
Demand	$297	$278	$277	27%	7%
NOW	212	214	197	(4)	8
Money market	716	609	533	70	34
Savings	238	221	208	31	14
Total non-maturity deposits	1,463	1,322	1,215	43	20

Time less than $100,000	369	376	382	(7)	(3)
Time $100,000 or more	372	371	390	1	(5)
Total time deposits	741	747	772	(3)	(4)
Total deposits	$2,204	$2,069	$1,987	26%	11%

N/M - Not Meaningful
(1)  Quarterly data may not sum to annualized data due to rounding.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2010	2009	2010	2009
Interest and dividend income
Loans	$25,005	$24,869	$98,359	$101,705
Securities and other	3,364	3,502	13,918	13,771
Total interest and dividend income	28,369	28,371	112,277	115,476
Interest expense
Deposits	6,121	7,419	26,316	32,614
Borrowings and junior subordinated debentures	2,153	2,956	9,014	13,266
Total interest expense	8,274	10,375	35,330	45,880
Net interest income	20,095	17,996	76,947	69,596
Non-interest income
Deposit, loan and interest rate swap fees	3,996	2,978	14,266	11,198
Insurance commissions and fees	2,150	1,991	11,136	12,171
Wealth management fees	1,051	1,141	4,457	4,812
Total fee income	7,197	6,110	29,859	28,181
Other	586	613	1,300	1,705
Loss on sale of securities, net	-	-	-	(4)
Non-recurring loss	-	(2,071)	-	(893)
Total non-interest income	7,783	4,652	31,159	28,989
Total net revenue	27,878	22,648	108,106	98,585
Provision for loan losses	2,000	38,730	8,526	47,730
Non-interest expense
Compensation and benefits	11,093	10,269	43,920	38,280
Occupancy and equipment	3,043	2,953	12,029	11,614
Technology and communications	1,519	1,440	5,733	5,466
Marketing and professional services	1,520	2,643	5,186	6,549
Supplies, postage and delivery	453	523	2,088	2,610
FDIC premiums and assessments	887	796	3,427	4,544
Other real estate owned	184	104	311	281
Amortization of intangible assets	718	779	3,022	3,278
Non-recurring expenses	426	-	447	601
Other	1,572	1,689	5,566	5,348
Total non-interest expense	21,415	21,196	81,729	78,571

Income (loss) before income taxes	4,463	(37,278)	17,851	(27,716)
Income tax expense (benefit)	893	(13,075)	4,113	(11,649)
Net income (loss)	$3,570	$(24,203)	$13,738	$(16,067)

Less: Cumulative preferred stock dividend and accretion	-	-	-	1,030
Less: Deemed dividend from preferred stock repayment	-	-	-	2,954
Net income (loss) available to common stockholders	$3,570	$(24,203)	$13,738	$(20,051)

Earnings (loss) per common share:
Basic	$0.26	$(1.75)	$0.99	$(1.52)
Diluted	$0.26	$(1.75)	$0.99	$(1.52)

Weighted average common shares outstanding:
Basic	13,890	13,817	13,862	13,189
Diluted	13,934	13,817	13,896	13,189

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands, except per share data)	2010	2010	2010	2010	2009
Interest and dividend income
Loans	$25,005	$24,917	$24,490	$23,947	$24,869
Securities and other	3,364	3,546	3,473	3,535	3,502
Total interest and dividend income	28,369	28,463	27,963	27,482	28,371
Interest expense
Deposits	6,121	6,512	6,787	6,896	7,419
Borrowings and junior subordinated debentures	2,153	2,267	2,305	2,289	2,956
Total interest expense	8,274	8,779	9,092	9,185	10,375
Net interest income	20,095	19,684	18,871	18,297	17,996
Non-interest income
Deposit, loan and interest rate swap fees	3,996	3,279	3,575	3,416	2,978
Insurance commissions and fees	2,150	2,316	3,197	3,473	1,991
Wealth management fees	1,051	1,090	1,140	1,176	1,141
Total fee income	7,197	6,685	7,912	8,065	6,110
Other	586	230	51	433	613
Non-recurring loss	-	-	-	-	(2,071)
Total non-interest income	7,783	6,915	7,963	8,498	4,652
Total net revenue	27,878	26,599	26,834	26,795	22,648
Provision for loan losses	2,000	2,000	2,200	2,326	38,730
Non-interest expense
Compensation and benefits	11,093	10,870	10,960	10,997	10,269
Occupancy and equipment	3,043	2,988	2,963	3,035	2,953
Technology and communications	1,519	1,458	1,373	1,383	1,440
Marketing and professional services	1,520	1,253	1,116	1,297	2,643
Supplies, postage and delivery	453	520	542	573	523
FDIC premiums and assessments	887	893	874	773	796
Other real estate owned	184	100	-	27	104
Amortization of intangible assets	718	768	768	768	779
Non-recurring expenses	426	-	-	21	-
Other	1,572	1,244	1,432	1,318	1,689
Total non-interest expense	21,415	20,094	20,028	20,192	21,196

Income (loss) before income taxes	4,463	4,505	4,606	4,277	(37,278)
Income tax expense (benefit)	893	1,081	1,198	941	(13,075)
Net income (loss)	$3,570	$3,424	$3,408	$3,336	$(24,203)

Earnings (loss) per common share:
Basic	$0.26	$0.25	$0.25	$0.24	$(1.75)
Diluted	$0.26	$0.25	$0.25	$0.24	$(1.75)

Weighted average common shares outstanding:
Basic	13,890	13,865	13,856	13,829	13,817
Diluted	13,934	13,893	13,894	13,858	13,817

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2010	2010	2010	2010	2009
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$2,174	$2,520	$2,251	$3,289	$3,304
Commercial mortgages	9,488	11,122	11,049	14,433	31,917
Commercial business loans	1,305	2,128	2,731	3,211	3,115
Consumer loans	745	616	498	672	364
Total non-accruing loans	13,712	16,386	16,529	21,605	38,700
Other real estate owned	3,386	2,900	2,900	3,250	30
Total non-performing assets	$17,098	$19,286	$19,429	$24,855	$38,730

Total non-accruing loans/total loans	0.64%	0.80%	0.82%	1.09%	1.97%
Total non-performing assets/total assets	0.59%	0.69%	0.71%	0.92%	1.43%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$31,836	$31,848	$31,829	$31,816	$24,297
Charged-off loans	(2,216)	(2,121)	(2,502)	(3,846)	(31,254)
Recoveries on charged-off loans	278	109	321	1,533	43
Net loans charged-off	(1,938)	(2,012)	(2,181)	(2,313)	(31,211)
Provision for loan losses	2,000	2,000	2,200	2,326	38,730
Balance at end of period	$31,898	$31,836	$31,848	$31,829	$31,816

Allowance for loan losses/total loans	1.49%	1.55%	1.58%	1.61%	1.62%
Allowance for loan losses/non-accruing loans	233%	194%	193%	147%	82%

NET LOAN CHARGE-OFFS
Residential mortgages	$(173)	$(110)	$32	$56	$(1,873)
Commercial mortgages	(811)	(740)	(1,474)	(2,584)	(23,024)
Commercial business loans	(733)	(946)	(485)	571	(4,864)
Home equity	(42)	(3)	1	(35)	(959)
Other consumer	(179)	(213)	(255)	(321)	(491)
Total, net	$(1,938)	$(2,012)	$(2,181)	$(2,313)	$(31,211)

Net charge-offs (current quarter annualized)/average loans	0.37%	0.40%	0.44%	0.47%	6.21%
Net charge-offs (YTD annualized)/average loans	0.42%	0.43%	0.46%	0.47%	1.99%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.26%	0.28%	0.20%	0.30%	0.35%
90+ Days delinquent and still accruing	0.05%	0.03%	0.01%	0.01%	0.01%
Total accruing delinquent loans	0.31%	0.31%	0.21%	0.31%	0.36%

Non-accruing loans	0.64%	0.80%	0.82%	1.09%	1.97%
Total delinquent and non-accruing loans	0.95%	1.11%	1.03%	1.40%	2.33%

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009

PERFORMANCE RATIOS
Core return on tangible assets	0.70%	0.65%	0.66%	0.66%	(3.49	) %
Return on total assets	0.51	0.49	0.50	0.50	(3.55)
Core return on tangible common equity	8.67	7.84	7.84	7.76	(37.31)
Return on total common equity	3.69	3.53	3.51	3.44	(23.26)
Net interest margin, fully taxable equivalent	3.30	3.30	3.25	3.24	3.05
Non-interest income to assets	1.10	1.00	1.17	1.27	0.68
Non-interest income to net revenue	27.92	26.00	29.68	31.71	20.54
Non-interest expense to assets	3.03	2.90	2.95	3.02	3.11
Efficiency ratio	70.89	70.77	69.97	70.71	80.61

GROWTH
Total commercial loans, year-to-date (annualized)	17%	11%	9%	-%	5%
Total loans, year-to-date (annualized)	9	6	6	4	(2)
Total deposits, year-to-date (annualized)	11	6	5	10	9
Total net revenues, year-to-date, compared to prior year	10	6	4	2	(8)
Earnings per share, year-to-date, compared to prior year	N/M	128	172	(11)	N/M
Core earnings per share, year-to-date, compared to prior year	N/M	78	64	(11)	N/M

FINANCIAL DATA (In millions)
Total assets	$2,881	$2,798	$2,748	$2,705	$2,700
Total loans	2,142	2,054	2,020	1,981	1,962
Allowance for loan losses	32	32	32	32	32
Total intangible assets	173	174	175	175	176
Total deposits	2,204	2,069	2,040	2,037	1,987
Total common stockholders' equity	388	383	385	385	385
Total core income (loss)	3.9	3.4	3.4	3.3	(23.0)
Total net income (loss)	3.6	3.4	3.4	3.3	(24.2)

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.37%	0.40%	0.44%	0.47%	6.21%
Non-performing assets/total assets	0.59	0.69	0.71	0.92	1.43
Allowance for loan losses/total loans	1.49	1.55	1.58	1.61	1.62
Allowance for loan losses/non-accruing loans	233	194	193	147	82

PER COMMON SHARE DATA
Core earnings (loss), diluted	$0.28	$0.25	$0.25	$0.24	$(1.66)
Net earnings (loss), diluted	0.26	0.25	0.25	0.24	(1.75)
Tangible common book value	15.27	14.89	14.96	14.97	14.98
Total common book value	27.56	27.28	27.40	27.47	27.64
Market price at period end	22.11	18.96	19.48	18.33	20.68
Dividends	0.16	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Common stockholders' equity to total assets	13.47%	13.68%	14.00%	14.24%	14.24%
Tangible common stockholders' equity to tangible assets	7.94	7.96	8.16	8.30	8.26

N/M - Not Meaningful
(1)	Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9 and F-10. Tangible assets are total assets less total intangible assets.
(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec 31,
(In thousands)	2010	2010	2010	2010	2009
Assets
Loans:
Residential mortgages	$639,470	$633,846	$636,009	$614,561	$620,105
Commercial mortgages	901,434	892,124	877,638	855,828	869,087
Commercial business loans	251,229	212,697	180,830	170,322	186,898
Consumer loans	288,782	296,827	302,928	311,409	319,087
Total loans	2,080,915	2,035,494	1,997,405	1,952,120	1,995,177
Securities	411,207	402,604	407,696	411,957	407,144
Short-term investments	13,658	13,865	10,505	7,420	14,293
Total earning assets	2,505,780	2,451,963	2,415,606	2,371,497	2,416,614
Goodwill and other intangible assets	173,386	174,124	174,887	175,711	176,482
Other assets	147,365	141,868	129,665	129,872	112,159
Total assets	$2,826,531	$2,767,955	$2,720,158	$2,677,080	$2,705,255

Liabilities and stockholders' equity
Deposits:
NOW	$210,487	$195,433	$196,387	$194,928	$192,693
Money market	635,745	612,106	598,007	542,185	540,539
Savings	232,494	219,701	221,196	223,722	212,402
Time	741,921	749,234	748,248	757,752	768,415
Total interest-bearing deposits	1,820,647	1,776,474	1,763,838	1,718,587	1,714,049
Borrowings and debentures	292,416	288,467	266,860	280,102	272,997
Total interest-bearing liabilities	2,113,063	2,064,941	2,030,698	1,998,689	1,987,046
Non-interest-bearing demand deposits	289,786	280,628	275,883	270,064	279,495
Other liabilities	36,490	34,158	25,148	20,494	25,972
Total liabilities	2,439,339	2,379,727	2,331,729	2,289,247	2,292,513

Total stockholders' common equity	387,192	388,228	388,429	387,833	412,742

Total liabilities and stockholders' equity	$2,826,531	$2,767,955	$2,720,158	$2,677,080	$2,705,255

Supplementary data
Total non-maturity deposits	$1,368,512	$1,307,868	$1,291,473	$1,230,899	$1,225,129
Total deposits	2,110,433	2,057,102	2,039,721	1,988,651	1,993,544
Fully taxable equivalent income adj.	716	709	693	646	609

(1)  Average balances for securities available-for-sale are based on amortized cost.  Total loans include non-accruing loans.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009

Earning assets
Loans:
Residential mortgages	5.01%	5.17%	5.26%	5.31%	5.32%
Commercial mortgages	4.91	4.74	4.96	4.94	4.87
Commercial business loans	4.83	5.86	4.99	4.88	5.30
Consumer loans	3.72	3.83	3.93	4.04	4.20
Total loans	4.77	4.86	4.90	4.91	4.95
Securities	3.94	4.19	4.09	4.06	4.01
Short-term investments	0.11	0.15	0.10	0.20	0.15
Total earning assets	4.60	4.72	4.75	4.75	4.76

Funding liabilities
Deposits:
NOW	0.35	0.32	0.35	0.39	0.40
Money Market	0.85	0.87	0.98	1.02	1.08
Savings	0.26	0.22	0.25	0.32	0.30
Time	2.36	2.59	2.68	2.71	2.88
Total interest-bearing deposits	1.33	1.45	1.54	1.61	1.72
Borrowings and debentures	2.92	3.12	3.46	3.27	4.30
Total interest-bearing liabilities	1.55	1.69	1.79	1.84	2.07

Net interest spread	3.05	3.03	2.96	2.91	2.69
Net interest margin	3.30	3.30	3.25	3.24	3.05

Cost of funds	1.37	1.48	1.58	1.62	1.82
Cost of deposits	1.15	1.26	1.33	1.39	1.48

(1)  Average balances and yields for securities are based on amortized cost.

(2)  Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)		2010	2010	2010	2010	2009
Net income (loss)		$3,570	$3,424	$3,408	$3,336	$(24,203)
Adj: Loss on prepayment of borrowings, net		-	-	-	-	2,071
Plus: Other non-recurring expense		426	-	-	21	-
Adj: Income taxes		(78)	-	-	(9)	(866)
Total core income (loss)	(A)	$3,918	$3,424	$3,408	$3,348	$(22,998)
Plus: Amortization of intangible assets		718	768	768	768	779
Total tangible core income (loss)	(B)	$4,636	$4,192	$4,176	$4,116	$(22,219)

Total non-interest income		$7,783	$6,915	$7,963	$8,498	$4,652
Adj: Loss on prepayment of borrowings, net		-	-	-	-	2,071
Total core non-interest income		7,783	6,915	7,963	8,498	6,723
Net interest income		20,095	19,684	18,871	18,297	17,996
Total core revenue		$27,878	$26,599	$26,834	$26,795	$24,719

Total non-interest expense		$21,415	$20,094	$20,028	$20,192	$21,196
Less: Non-recurring expense		(426)	-	-	(21)	-
Core non-interest expense		20,989	20,094	20,028	20,171	21,196
Less: Amortization of intangible assets		(718)	(768)	(768)	(768)	(779)
Total core tangible non-interest expense		$20,271	$19,326	$19,260	$19,403	$20,417

(Dollars in millions, except per share data)
Total average assets		$2,827	$2,768	$2,720	$2,677	$2,705
Less: Average intangible assets		(173)	(174)	(175)	(176)	(176)
Total average tangible assets	(C)	$2,654	$2,594	$2,545	$2,501	$2,529

Total average stockholders' equity		$387	$388	$388	$388	$413
Less: Average intangible assets		(173)	(174)	(175)	(176)	(177)
Total average tangible common stockholders' equity	(D)	$214	$214	$213	$212	$236

Total stockholders' equity, period-end		$388	$383	$385	$385	$385
Less: Intangible assets, period-end		(173)	(174)	(175)	(175)	(177)
Total tangible stockholders' equity, period-end	(E)	215	209	210	210	208

Total common shares outstanding, period-end (thousands)	(F)	14,076	14,037	14,037	14,027	13,916
Average diluted common shares outstanding (thousands)	(G)	13,934	13,893	13,894	13,858	13,817

Core earnings (loss) per common share, diluted	(A/G)	$0.28	$0.25	$0.25	$0.24	$(1.66)
Tangible book value per common share, period-end	(E/F)	$15.27	$14.89	$14.96	$14.97	$14.98

Core return (annualized) on tangible assets	(B/C)	0.70%	0.65%	0.66%	0.66%	(3.49)%
Core return (annualized) on tangible common equity	(B/D)	8.67	7.84	7.84	7.76	(37.31)
Efficiency ratio (1)		70.89	70.77	69.97	70.71	80.61

(1)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2)	Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)	Quarterly data may not sum to year-to-date data due to rounding.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for theYears Ended
		December 31,	December 31,
(Dollars in thousands)		2010	2009
Net income (loss)		$13,738	$(16,067)
Adj: Loss on sale of securities, net		-	4
Adj: Non-recurring income		-	(1,982)
Adj: Loss on prepayment of borrowings, net		-	2,875
Plus: Non-recurring expense		447	601
Adj: Income taxes		(87)	(626)
Total core income	(A)	$14,098	$(15,195)
Plus: Amortization of intangible assets		3,022	3,278
Total tangible core income	(B)	$17,120	$(11,917)

Total non-interest income		$31,159	$28,989
Adj: Loss on sale of securities, net		-	4
Adj: Non-recurring loss, net		-	893
Total core non-interest income		31,159	29,886
Net interest income		76,947	69,596
Total core revenue		$108,106	$99,482

Total non-interest expense		$81,729	$78,571
Less: Non-recurring expense		(447)	(601)
Core non-interest expense		81,282	77,970
Less: Amortization of intangible assets		(3,022)	(3,278)
Total core tangible non-interest expense		$78,260	$74,692

(Dollars in millions, except per share data)
Total average assets		$2,748	$2,683
Less: Average intangible assets		(175)	(178)
Total average tangible assets	(C)	$2,573	$2,505

Total average stockholders' equity		$388	$412
Less: Average intangible assets		(175)	(178)
Total average tangible stockholders' equity		213	234
Less: Average preferred equity		-	(15)
Total average tangible common stockholders' equity	(D)	$213	$219

Total stockholders' equity, period-end		$388	$385
Less: Intangible assets, period-end		(173)	(176)
Total tangible stockholders' equity, period-end	(E)	$215	$208

Total common shares outstanding, period-end (thousands)	(F)	14,076	13,916
Average diluted common shares outstanding (thousands)	(G)	13,896	13,189

Core earnings per common share, diluted (1)	(A/G)	$1.01	$(1.20)
Tangible book value per common share, period-end	(E/F)	$15.27	$14.98

Core return on tangible assets	(B/C)	0.67%	(0.48)%
Core return on tangible common equity (1)	(B/D)	8.03	(5.73)
Efficiency ratio (2)		70.59	73.39

(1)
December 31, 2009 EPS and ratios include a $637,000 reduction in core income and tangible core income for cumulative preferred stock dividend and accretion accumulated during Q1 2009. Preferred dividend charges recorded in Q2 2009 were deemed non-core due to preferred stock repayment.

(2)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully  interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(3)	Ratios are annualized and based on average balance sheet amounts, where applicable.

(4)	Quarterly data may not sum to year-to-date data due to rounding.